UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2021

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On August 2, 2021, Evoke Pharma, Inc. (“Evoke” or the “Company”) and EVERSANA, the Company’s commercialization partner, announced support of the International Foundation for Gastrointestinal Disorders (IFFGD) August Gastroparesis Awareness Month and participation and sponsorship for the upcoming 30th Anniversary Digestive Health Virtual Walk.

Alongside IFFGD, Evoke and EVERSANA aim to increase community awareness about gastroparesis during this month-long campaign.  This disease, oftentimes linked to diabetes and its continued growth, is often poorly understood, while the number of people suffering from the condition continue to rise. IFFGD works to focus attention on important health messages about gastroparesis diagnosis, treatment, and quality of life issues. The goals include improving understanding of gastroparesis to help patients and families manage the condition and encouraging preventive strategies.

The 30th anniversary of the Digestive Health Virtual Walk occurs this year and is currently open for registration. The walk will kick off August 21st, ending on September 4th, and is a unique fitness event which will provide participants with an opportunity to engage at their own pace and as their health and schedules permit. Aside from physical fitness, participants will also be encouraged to take part in activities that promote general wellness such as scheduling a doctor’s appointment, trying a new gut friendly recipe, or starting a log of their meals and/or symptoms.

In addition to sponsoring the event, Evoke will actively participate, signing up under Team DGP-n-Me. To further support IFFGD, Evoke has made an additional donation that will allow access to members of the DGP-n-Me: Diabetic Gastroparesis Support Facebook page – a community dedicated to offering support, education, and advice to people living with symptoms of diabetic gastroparesis – the ability to register for free. Evoke, in collaboration with EVERSANA, will also engage internal employees to register and show their support throughout the walk. Proceeds raised from the walk will be contributed towards a research grant for gastrointestinal disorders.

Safe Harbor Statement

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the size of the gastroparesis market and the potential of GIMOTI to treat patients with diabetic gastroparesis. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s and EVERSANA’s ability to successfully drive market demand for GIMOTI; the Company’s ability to obtain additional financing as needed to support its operations, including through the EVERSANA line of credit which is subject to certain customary conditions; the COVID-19 pandemic may disrupt the Company’s and EVERSANA’s business operations impairing the ability to commercialize GIMOTI and the Company’s ability to generate any product revenue; the Company’s dependence on third parties for the manufacture of GIMOTI; the Company is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for GIMOTI; and other risks detailed in the Company’s prior reports and in the periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: August 2, 2021	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary